UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2005

Total Identity Corp.
(Exact Name of Registrant as Specified in Charter)

Florida	0-30011	65-0309540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1007 N. Federal Highway, #A-3, Fort Lauderdale, FL	33304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 561-208-8101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 29, 2004 the Company reported on Form 8-K the execution and closing of an Asset Purchase Agreement entered into by the sole subsidiary of the Company, Total Digital Displays, Inc. and Leonard Lightman as seller. Subsequently, on January 4, 2005, the Company reported on Form 8-K that it completed a spin-off of the subsidiary, Total Digital Communications, Inc.(f/k/a Total Digital Displays, Inc.) (“TDC”). Pursuant to the spin-off, the Company issued all of the shares of common stock owned by it in TDC to the shareholders of record of the Company as of December 15, 2004, on a pro-rata basis.

On January 10, 2005 the Company became aware of matters calling into question the value and validity of one or more of the assets purchased by TDC pursuant to the APA and the veracity of one or more of the representations made by the seller in the APA in respect of the value and bona fides of the assets purchased pursuant thereto. The Company is continuing its investigation into the matter, is assessing the impact of such findings on the prior purported spin-off of TDC, and is formulating appropriate responsive measures in connection with the matter pending the completion of its investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2005

TOTAL IDENTITY CORP.
/s/ Matthew P. Dwyer
Matthew P. Dwyer Chief Executive Officer